Exhibit 99.1

SOURCE: Neptune Wellness Solutions Inc.

Neptune Revises Revenue Range to US$11.5 -$ 12.5 Million, Announces Sprout Revenue Growth for Fiscal Second Quarter 2023 and Updates the Timing of Filing its Second Quarter 2023 Financial Information

Approximately 70% of Revenue Driven by Sprout Organics, up significantly year-over-year

LAVAL, QUÉBEC, CANADA – November 22, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT) today announced a revision to its previously announced revenue range on November 15, 2022 for the fiscal second quarter 2023 from US$12.5 to $13.5 million to US$11.5 million to $12.5 million. Approximately 70% of second quarter revenues were from Sprout, representing a double digit increase compared to the same quarter last year.

On November 15, 2022, the Company filed a Notification of Late Filing on Form 12b-25 (the "Form 12b-25") with the SEC, which stated that it was unable to file the Form 10-Q by the prescribed due date without unreasonable effort or expense because it required additional time to finalize its financial statements to be included in the Form 10-Q. The Company did not file its Form 10-Q by the fifth calendar day delay after the prescribed due date. On November 22, 2022, the Company received a notice (the "Notice") from The Nasdaq Stock Market LLC ("Nasdaq") indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the "Listing Rule"), which requires timely filing of all required periodic financial reports with the SEC. The Notice will have no immediate effect on the listing or trading of the Company's common shares on the Nasdaq Capital Market, although there can be no assurances that further delays in the filing of the Form 10-Q will not have an impact on the listing or trading of the Company's common shares. The Notice indicated that the Company can regain compliance with the Listing Rule at any time prior to January 23, 2023 by filing the Form 10-Q. If the Company fails to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant an extension of 180 calendar days from the Form 10-Q due date, or until May 15, 2023, for the Company to regain compliance.

While the Company can provide no assurances as to timing, Neptune expects to file its fiscal second quarter 2023 Form 10-Q shortly. Following the release of Form 10-Q, the Company will host a conference call to discuss and provide a business update. The conference call details will be announced in advance.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "projects", "anticipates", "will", "should" or "plans" to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management's expectations or beliefs regarding future events including, but not limited to, statements with respect to expected revenues and the timing of reporting quarterly results. The Company has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the "Cautionary Note Regarding Forward-Looking Information" section contained in Neptune's latest Annual Information Form, which also forms part of Neptune's latest annual report on Form 10-K, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254